UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 2, 2010

BRISTOL-MYERS SQUIBB COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-1136	22-079-0350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

345 Park Avenue

New York, NY, 10154

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On March 2, 2010, Bristol-Myers Squibb Company (the “Company”), announced the retirement of James M. Cornelius as Chief Executive Officer, effective May 4, 2010. He will remain Chairman of the Board of Directors.

(c)	(1) On March 2, 2010, the Company announced that Lamberto Andreotti, President and Chief Operating Officer of the Company, has been designated as the Company’s Chief Executive Officer, effective May 4, 2010.

(2) Mr. Andreotti, 59, has held executive level positions of increasing responsibility at the Company during the past 12 years. He has served as the Company’s President and Chief Operating Officer since March 2009. From March 2008 to March 2009, Mr. Andreotti served as the Company’s Executive Vice President and Chief Operating Officer, and from May 2007 until March 2008, he served as Executive Vice President of the Company and Chief Operating Officer of Worldwide Pharmaceuticals, a division of the Company. Mr. Andreotti served as Executive Vice President of the Company and President of Worldwide Pharmaceuticals from 2005-2007, and as Senior Vice President and International President of Worldwide Pharmaceuticals from 2002-2005. Mr. Andreotti is a Director of the Company and was formerly Vice-Chairman of the Board of Directors of Mead Johnson Nutrition Company.

There are no arrangements or understandings between Mr. Andreotti and any other persons pursuant to which Mr. Andreotti was selected as an officer. There are no related party transactions between the Company and Mr. Andreotti.

(3) On March 2, 2010, the Board of Directors approved Mr. Andreotti’s new compensation package as Chief Executive Officer, effective May 4, 2010, as follows:

•	Mr. Andreotti will receive an annual base salary of $1,400,000.

•

Mr. Andreotti will be eligible to receive an annual discretionary incentive payment under the Company’s Senior Executive Performance Incentive Plan or any successor annual bonus plan based on a target bonus opportunity of 150% of his base salary based on the attainment of one or more pre-established performance goals established by the Board or a Board Committee.

•

Mr. Andreotti will receive a long-term performance award valued at $2,085,001 on the first business day of the month following his becoming Chief Executive Officer. The terms and conditions of the award will be substantially similar to the Company’s standard form of Performance Share Units Agreement under the Company’s 2007 Stock Award and Incentive Plan.

•

Mr. Andreotti will receive a market share unit award valued at $1,390,000 on the first business day of the month following his becoming Chief Executive Officer. The terms and conditions of the award will be substantially similar to the Company’s standard form of Market Share Units Agreement under the Company’s 2007 Stock Award and Incentive Plan.

In addition, Mr. Andreotti will no longer receive the special severance benefit that had entitled him to 2.99 times base salary plus target bonus if he were involuntarily terminated. Instead, Mr. Andreotti will be eligible to receive the same level of severance benefit equal to two times base salary available to all other Named Executive Officers upon an involuntary termination without cause.

(e)	On March 2, 2010, the Board of Directors approved Mr. Cornelius’ compensation as Chairman of the Board of Directors, effective May 4, 2010, as follows:

•	Mr. Cornelius will receive the standard compensation paid to all non-employee directors of the Company.

•	Mr. Cornelius will receive an annual Non-Executive Chairman retainer of $200,000, paid quarterly, of which 50% will be paid in cash and 50% in shares of company common stock.

•

For a transition period during which Mr. Cornelius will be working closely with the new Chief Executive Officer, Mr. Cornelius will receive an annual Transitional Non-Executive Chairman retainer of $175,000, paid quarterly, of which 50% will be paid in cash and 50% in shares of company common stock.

•	Mr. Cornelius will also be reimbursed for office space, utilities, supplies and administrative support for Company-related work.

A copy of the press release dated March 2, 2010 announcing Mr. Cornelius’ retirement as Chief Executive Officer and Mr. Andreotti’s appointment as Chief Executive Officer, both effective May 4, 2010, is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release, dated March 2, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Date: March 8, 2010	By:	/S/ SANDRA LEUNG
	Name:	Sandra Leung
	Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 2, 2010.